Exhibit 10.1.1

AMENDMENT TO

DASAN ZHONE SOLUTIONS, INC.

2017 INCENTIVE AWARD PLAN

THIS AMENDMENT (this “Amendment”) to the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan (the “Plan”), is made and adopted by the Board of Directors (the “Board”) of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Corporation”), effective as of the date approved by the Corporation’s stockholders (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation maintains the Plan;

WHEREAS, pursuant to Section 12.1(a) of the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; and

WHEREAS, the Board believes it is in the best interests of the Corporation and its stockholders to amend the Plan to, among other things, increase the total number of shares of common stock of the Corporation (the “Shares”) that may be issued under the Plan by 574,359 Shares, as set forth herein.

NOW THEREFORE, BE IT RESOLVED: that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 2.39 of the Plan is hereby deleted and replaced in its entirety with the following:

“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

2.	The lead-in phrase of Section 2.41(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“The Performance Criteria that may be used to establish Performance Goals may include, but are not limited to, the following:”

3.	Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b) and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of: (i) 1,174,359 Shares; plus (ii) any Shares subject to Prior Plan Awards to the extent such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below (including Shares subject to Prior Plan Awards that become available for issuance under this Plan pursuant to Section 3.1(b) below following the expiration of the term of the Prior Plan) (provided, that if such Shares would otherwise become available for issuance under this Plan pursuant to Section 3.1(b) below prior to the expiration of the term of the Prior Plan but become subject to a Prior Plan Award granted following the Effective Date (a “New Prior Plan Award”), such Shares shall not become available for issuance under this clause (ii) unless and until such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below with respect to such New Prior Plan Award); plus (iii) an annual increase on the first day of each calendar year beginning on January 1, 2018 and ending on and including January 1, 2027, equal to the least of (A) four percent (4%) of the Shares outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as may be determined by the Board in its sole discretion; provided, however, that the maximum number of Shares that may become available for issuance pursuant to Awards under the Plan shall be 8,000,000 Shares, subject to adjustment pursuant to Section 12.2 hereof (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 8,000,000 Shares.”

4.

Notwithstanding any other provision of the Plan or any Award, each Award intended to qualify as Performance-Based Compensation shall be subject to any additional limitations as the Committee determines necessary for such Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment to the Plan) would cause any such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
6.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of DASAN Zhone Solutions, Inc. on February 12, 2018.

Executed on this 12th day of February, 2018.

/s/ Michael Golomb
Michael Golomb
Secretary

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